      As filed with the Securities and Exchange Commission on April , 2000

                                                                File No. 333-
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 eContent, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                     23-2442288
-------------------------------------------------------------------------------
 (State or other jurisdiction of            I.R. S. Employer Identification No.
  incorporation or organization)

              105 NARCISSUS AVENUE, WEST PALM BEACH, FLORIDA 33401
              ----------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                              CONSULTING AGREEMENTS
                            (Full title of the plan)

                                  John Sgarlat
                                 eContent, Inc.
                              105 Narcissus Avenue
                         WEST PALM BEACH, FLORIDA 33401
                     (Name and address of agent for service)

                                 (561) 877-0094
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------- ------------------ ----------------------- ------------------------ --------------------
                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
        REGISTERED            REGISTERED(1)           SHARE(2)                PRICE(2)           REGISTRATION FEE
--------------------------- ------------------ ----------------------- ------------------------ --------------------
Common Stock, $.08 par
value                            200,000               $1.625                 $325,000                  $86
--------------------------- ------------------ ----------------------- ------------------------ --------------------

         (1)Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.
         (2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Issuer's common stock on April 5, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference into this Registration Statement:

         1. The Registrant's Annual Report on Form 10-KSB and 10-KSB/A for the year ended September 30, 1999, as filed with the Securities and Exchange Commission (the "Commission");

         2. The Registrant's Quarterly Report on Form 10-QSB for the period ended December 31, 1999 as filed with the Commission.

         3. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such law. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

ITEM 8.  EXHIBITS

         5.1      Opinion of Broad and Cassel
         10.5     Consulting Agreement with Camelot Partners,LLC
         10.6     Consulting Agreement with Leslie Handler
         23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
         23.2     Consent of Schumalter, Coughlin & Suozzo, LLC

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 10th day of April 2000.

                                               ECONTENT, INC.

                                               By: /s/ John Sgarlat
                                                   -------------------------
                                                    John Sgarlat, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                                           TITLE                              DATE


       SIGNATURE                                       TITLE                                  DATE
       ---------                                       -----                                  ----
/s/ JOHN SGARLAT
----------------                      President, Chief Executive Officer and
John Sgarlat                          Director                                       April 10, 2000
/s/ WILLIAM H. CAMPBELL
-----------------------               Executive Vice President, Chief Financial
William H. Campbell                   Officer, Secretary and Director                April 10, 2000
/s/ GARY A. GOODELL
-------------------                   Executive Vice President of Marketing,
Gary A. Goodell                       Chief Operating Officer and Director           April 10, 2000
/s/ JOHN B.A. HAGGIN, JR.
------------------------              Director
John B.A. Haggin, Jr                                                                 April 10, 2000

                                  EXHIBIT INDEX

   EXHIBIT               DESCRIPTION

     5.1        Opinion of Broad and Cassel
     10.5       Consulting Agreement with Camelot Partners,LLC
     10.6       Consulting Agreement with Leslie Handler
     23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
     23.2       Consent of Schumalter, Coughlin & Suozzo, LLC